UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2025

OMNICOM GROUP INC.

(Exact name of registrant as specified in its charter)

New York	1-10551	13-1514814
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, New York, NY	10017
(Address of principal executive office)	(Zip Code)

(212) 415-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.15 per share	OMC	New York Stock Exchange
0.800% Senior Notes due 2027	OMC/27	New York Stock Exchange
1.400% Senior Notes due 2031	OMC/31	New York Stock Exchange
3.700% Senior Notes due 2032	OMC/32	New York Stock Exchange
2.250% Senior Notes due 2033	OMC/33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

On November 26, 2025 (the “Closing Date”), Omnicom Group Inc., a New York corporation (the “Company” or “Omnicom”), completed its Merger (as defined below) with The Interpublic Group of Companies, Inc., a Delaware corporation (“IPG”).

As previously reported, on December 8, 2024, Omnicom entered into an Agreement and Plan of Merger (the “Merger Agreement”) with IPG and EXT Subsidiary Inc., a Delaware corporation and a direct wholly owned subsidiary of Omnicom (“Merger Sub”). On the Closing Date, pursuant to the terms and conditions of the Merger Agreement, Merger Sub merged with and into IPG (the “Merger”), with IPG continuing as the surviving corporation and a direct wholly owned subsidiary of Omnicom. The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Merger.

Item 1.01.	Entry into a Material Definitive Agreement.

On November 26, 2025, the Company entered into a Fourth Amended and Restated Five Year Credit Agreement (the “Credit Agreement Amendment”), which amended and restated the Company’s Third Amended and Restated Five Year Credit Agreement dated as of June 2, 2023 (as previously amended, the “Existing Credit Agreement”), with the lenders named therein (the “Lenders”), Citibank, N.A., BofA Securities, Inc., JPMorgan Chase Bank, N.A., and Wells Fargo Securities, LLC, as lead arrangers and book managers, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as syndication agents, BNP Paribas, Deutsche Bank Securities Inc. and HSBC Bank USA, National Association, as documentation agents, and Citibank, N.A., as administrative agent for the Lenders.

The Credit Agreement Amendment amended the Existing Credit Agreement to, among other things, (i) increase the revolving facility amount from $2.5 billion to $3.5 billion, (ii) reduce the facility fee and applicable margin, (iii) extend the termination date of the Existing Credit Agreement (with respect to the available commitments of the extending lenders) from June 2, 2028 to November 26, 2030 and (iv) designate Omnicom as sole borrower under the revolving facility.

The foregoing description of the Credit Agreement Amendment does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement Amendment. The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. For more information regarding the Existing Credit Agreement, see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As described in the introductory note, on the Closing Date, pursuant to the terms and conditions of the Merger Agreement, the Merger was consummated.

The Merger

Upon the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.10 per share, of IPG (the “IPG common stock”) issued and outstanding immediately prior to the Effective Time (other than certain excluded shares) converted into the right to receive 0.344 shares of common stock (the “Exchange Ratio”), par value $0.15 per share, of Omnicom (“Omnicom common stock”) and, if applicable, cash in lieu of fractional shares.

Treatment of Stock-Based Awards and Performance Incentive Plan

As of the Effective Time, each option to acquire shares of IPG common stock granted by IPG (each, an “IPG Stock Option”) that was outstanding and unexercised immediately prior to the Effective Time, whether or not then vested or exercisable, was assumed by Omnicom and was automatically converted into an option to acquire shares of Omnicom common stock. Each such IPG Stock Option as so assumed and converted (after such conversion, an “Assumed Option”) continues to have the same terms and conditions as applied to the IPG Stock Option immediately prior to the

Effective Time, except that, as of the Effective Time, each such Assumed Option will constitute an option to acquire that number of whole shares of Omnicom common stock (rounded down to the nearest whole share) equal to the product of (A) the number of shares of IPG common stock subject to such IPG Stock Option immediately prior to the Effective Time multiplied by (B) the Exchange Ratio, at an exercise price per share of Omnicom common stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (x) the exercise price per share of such IPG Stock Option by (y) the Exchange Ratio.

As of the Effective Time, each time-based restricted stock unit with respect to shares of IPG common stock granted by IPG (each, an “IPG RSU”) that was outstanding immediately prior to the Effective Time was assumed by Omnicom and automatically converted into a cash award equal to the fair market value of the corresponding number of shares of IPG common stock underlying such IPG RSU, based on the closing price of such shares on the last day on which shares of IPG common stock were traded on the New York Stock Exchange (the “NYSE”), and each such IPG RSU so assumed and converted continues to have, and is subject to, the same terms and conditions as applied to such IPG RSU immediately prior to the Effective Time (including any requirement for continued service with IPG or its affiliates and any double-trigger vesting protections, forfeiture and exercisability terms and terms relating to dividend or dividend equivalent rights), except that each such IPG RSU so assumed and converted will be settled in cash in lieu of shares of IPG common stock.

As of the Effective Time, each performance share award granted by IPG (each, an “IPG PSU”) that was outstanding immediately prior to the Effective Time was assumed by Omnicom and converted into a cash award equal to the fair market value of the corresponding number of shares of IPG common stock underlying such IPG PSU (which number of shares of IPG common stock subject to an IPG PSU was determined based on the target level of performance or the greater of actual and target level performance if the performance period in respect of such IPG PSU ended on or prior to the Effective Time), based on the closing price of such shares on the last day on which shares of IPG common stock were traded on the NYSE prior to the Effective Time, and each such IPG PSU so assumed and converted continues to have, and is subject to, the same terms and conditions as applied to such IPG PSU immediately prior to the Effective Time (including any requirement for continued service with IPG or its affiliates and any double-trigger vesting protections, forfeiture terms and terms relating to dividend or dividend equivalent rights but excluding any performance-based vesting conditions), except that such IPG PSU will be settled in cash in lieu of shares of IPG common stock.

As of the Effective Time, each award granted under the IPG Restricted Cash Plan (each, an “IPG Restricted Cash Award”) and each performance cash award granted under an IPG Stock Plan (each, an “IPG Performance Cash Award” and, together with the IPG Restricted Cash Awards, the “IPG Cash Awards”) that, in each case, was outstanding immediately prior to the Effective Time was assumed by Omnicom, and each such IPG Cash Award so assumed continues to have, and is subject to, the same terms and conditions as applied to such IPG Cash Award immediately prior to the Effective Time (including any requirement for continued service with IPG or its affiliates and any double-trigger vesting protections and forfeiture terms but excluding any performance-based vesting conditions), provided that the payment opportunity in respect of any IPG Performance Cash Award was determined based on the target amount of such IPG Performance Cash Award as in effect immediately prior to the Effective Time or the greater of the target amount and the amount determined based on actual performance if the performance period in respect of such IPG Performance Cash Award ended on or prior to the Effective Time.

All IPG Stock Options, IPG RSUs and restricted stock awards with respect to shares of IPG common stock held by non-employee members of the board of directors of IPG became fully vested immediately prior to the Effective Time.

As of the Effective Time, Omnicom also assumed the IPG Amended and Restated 2019 Performance Incentive Plan.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is included as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 3.03.	Material Modifications to Rights of Security Holders.

The information set forth in Item 2.01 is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments

On the Closing Date, the Board of Directors (the “Board”) of Omnicom increased the size of the Board from 11 directors to 14 directors and elected Philippe Krakowsky, Patrick Q. Moore and E. Lee Wyatt Jr. (collectively, the “New Directors” and each, a “New Director”) as directors of Omnicom to fill the vacancies created by such increase, effective as of the Effective Time.

Each of the New Directors will hold office as a director on the Board from the Closing Date until the Company’s next annual meeting of shareholders or until a successor is elected and qualified or until his earlier resignation or removal.

None of the New Directors have a direct or indirect interest in any transaction with the Company that would qualify as a related party transaction under Item 404(a) of Regulation S-K. There is no arrangement or understanding between any New Director and any other person pursuant to which the New Director was selected as a director except for the Merger Agreement.

Each of Patrick Q. Moore and E. Lee Wyatt Jr. will receive compensation for his service on the Board in accordance with the Company’s standard compensatory arrangement for non-employee directors. A description of the Company’s non-employee director compensation can be found under the caption “Directors’ Compensation for Fiscal Year 2024” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2025.

Officer Appointment

On the Closing Date, the Board appointed Mr. Krakowsky as Co-President and Co-Chief Operating Officer of the Company, effective as of the Effective Time.

Philippe Krakowsky, 63, was the Chief Executive Officer (“CEO”) of IPG, a role he assumed from January 1, 2021 until the Effective Time. He was also a member of IPG’s Board of Directors. Prior to being named IPG’s CEO, Mr. Krakowsky served as IPG’s Chief Operating Officer (“COO”) beginning in September 2019, managing business operations across IPG, with direct oversight of IPG’s independent companies including Carmichael Lynch, Deutsch, Hill Holliday, Huge and R/GA, as well as IPG’s Media, Data and Technology offerings, including IPG Mediabrands, Acxiom, KINESSO and Matterkind. During that time, Mr. Krakowsky was also Chairman of IPG Mediabrands, where he had previously served as CEO for a number of years. Over the course of his nearly two-decade tenure at IPG, Mr. Krakowsky also led the corporate strategy, talent, communications, and business development functions for the holding company.

Pursuant to an employment agreement (the “Employment Agreement”) entered into between Mr. Krakowsky and Omnicom, Mr. Krakowsky shall initially be employed by IPG as of the Effective Time and shall transfer employment to Omnicom Management Inc. (“Omnicom Management”) on January 1, 2026. Mr. Krakowsky’s employment is at-will and may be terminated by either party upon timely notice.

Mr. Krakowsky will have an initial annual base salary of $1 million, subject to periodic review by the Compensation Committee of the Board (the “Compensation Committee”), provided that his annual base salary will be equal to the annual base salary provided to the Company’s current President and COO (or his successor) (the “Reference Executive”), and incentive compensation as approved by the Compensation Committee, which will be targeted at a level that is commensurate with or greater than the incentive compensation opportunity provided to (and on terms no less favorable than those applicable to) the Reference Executive.

In addition to the Employment Agreement, Mr. Krakowsky and Omnicom have entered into a separate letter agreement (the “Payment Agreement”), which provides that in connection with and subject to the closing of the Merger, Mr. Krakowsky will be entitled to the following payments and benefits: (i) a lump sum cash payment equal to $3.26 million to be paid within 10 days following the Closing Date, which payment represents a portion of the base salary component of his cash severance that would have been payable pursuant to the Executive Change in Control Agreement that he entered into with IPG (the “COC Agreement”); (ii) a lump sum cash payment equal to approximately $4.5 million to be paid within 10 days following the Closing Date, which payment represents a portion of the bonus component and health and welfare benefits component of his cash severance that would have been payable pursuant to the COC Agreement; (iii) a lump sum cash payment equal to $627,340.69 to be paid within 10 days following the Closing Date, which payment represents a supplemental payment with respect to the Interpublic Capital Accumulation Plan that would have been payable pursuant to the COC Agreement; (iv) a lump sum cash payment equal to $3.0 million to be paid within 30 days following the Closing Date, which payment represents his target annual bonus that is payable under IPG’s Senior Executive Incentive Plan; and (v) accelerated vesting as of the Closing Date for each IPG PSU and IPG Performance Cash Award, which shall be settled within 10 days following the Closing Date. Pursuant to the Payment Agreement, each IPG RSU became vested on the Closing Date and will be payable upon the earlier of (i) the date that the award would have vested in the ordinary course pursuant to its terms and (ii) Mr. Krakowsky’s separation from service. In addition, Mr. Krakowsky shall remain eligible to receive certain other payments following the closing of the Merger upon his separation from service (within the meaning of Section 409A of the Internal Revenue Code of 1986) that would have been payable pursuant to the COC Agreement. Furthermore, upon his separation from service, Mr. Krakowsky will remain entitled to receive the payments in accordance with the Executive Special Benefit Arrangement (the “ESBA”) that he entered into with IPG, along with an additional amount equal to the excess of (i) the net present value as of the Closing Date of the amount that would have been paid to him if he had retired on the Closing Date over (ii) the net present value as of the separation date of the amount that actually becomes payable to him.

The foregoing descriptions of the Employment Agreement and Payment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement and Payment Agreement, copies of which will be filed with the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2025.

There is no arrangement or understanding between Mr. Krakowsky and any other person pursuant to which Mr. Krakowsky was appointed as Co-President and Co-Chief Operating Officer of the Company except for the Merger Agreement, the Payment Agreement and the Employment Agreement.

Item 7.01.	Regulation FD Disclosure.

On November 26, 2025, the Company issued a press release announcing completion of the Merger. A copy of that press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated financial statements of IPG as of December 31, 2024 and 2023 and for each of the fiscal years ended December 31, 2024, 2023 and 2022, and the notes related thereto, are filed as Exhibit 99.2 hereto and incorporated herein by reference.

The unaudited condensed consolidated financial statements of IPG as of September 30, 2025 and for the three and nine months ended September 30, 2025 and 2024, and the notes related thereto, are filed as Exhibit 99.3 hereto and incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of Omnicom as of and for the nine months ended September 30, 2025 and for the fiscal year ended December 31, 2024, and the related notes thereto, are included as Exhibit 99.4 hereto and incorporated herein by reference.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of December 8, 2024, by and among Omnicom Group Inc., EXT Subsidiary Inc. and The Interpublic Group of Companies, Inc. (incorporated by reference to Exhibit 2.1 of Omnicom Group Inc.’s Current Report on Form 8-K, dated December 9, 2024) (File No. 001-10551).

10.1*	Fourth Amended and Restated Five Year Credit Agreement of Omnicom Group Inc., dated as of November 26, 2025.

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Press Release, dated November 26, 2025.

99.2	Audited consolidated financial statements of The Interpublic Group of Companies, Inc. as of December 31, 2024 and 2023 and for each of the fiscal years ended December 31, 2024, 2023 and 2022, and the notes related thereto.

99.3	Unaudited condensed consolidated financial statements of The Interpublic Group of Companies, Inc. as of September 30, 2025 and for the three and nine months ended September 30, 2025 and 2024, and the notes related thereto.

99.4	Unaudited pro forma condensed combined financial information of Omnicom as of and for the nine months ended September 30, 2025 and for the fiscal year ended December 31, 2024, and the related notes thereto (incorporated by reference to Exhibit 99.1 of Omnicom Group Inc.’s Current Report on Form 8-K, dated November 26, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) or (a)(6) of Regulation S-K. Omnicom hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICOM GROUP INC.

Date: November 26, 2025	By:	/s/ Louis F. Januzzi
	Name:	Louis F. Januzzi
	Title:	Senior Vice President, General Counsel and Secretary